Exhibit 99.1

Justin Hutchens to Leave HCP to Become Chief Executive Officer

of U.K.-based Operator HC-One

Will Remain with HCP through June 1 to Facilitate Smooth Transition

Company Has Initiated Search for New Chief Investment Officer

IRVINE, Calif., April 3, 2017 /PRNewswire/ — HCP (NYSE:HCP) announced today that its President, Justin Hutchens, will be leaving HCP to become the Chief Executive Officer of HC-One, one of the largest and most recognized care home providers in the United Kingdom. Mr. Hutchens will remain in his current role at HCP through June 1 to ensure a smooth transition of his duties and to assist with HCP’s first quarter earnings announcement.

Mr. Hutchens joined HCP in 2015, and has served as President since January 2017. Prior to that, he served as Executive Vice President and Chief Investment Officer. HCP has initiated the process of recruiting a new Chief Investment Officer and has retained Russell Reynolds Associates, a leading global executive search firm.

“On behalf of the Board of Directors and the entire company, I would like to express my sincere gratitude to Justin for his significant contributions to HCP and to congratulate him on this exciting career opportunity,” said Mike McKee, Executive Chairman of HCP. “Though we are disappointed to lose such a talented and experienced executive, we are fortunate that Justin has helped build a strong operational infrastructure within HCP, backed by a deep pool of talent, that positions us well for future growth. We look forward to continuing to work with Justin, both through the transition and in his new role at our client HC-One, and we wish him every success.”

Tom Herzog, Chief Executive Officer of HCP added, “Justin is a trusted colleague and a true partner valued by every member of our leadership team. We developed a great working relationship as we navigated a transformative year in 2016, led by the spin-off of Quality Care Properties and other strategic initiatives. I am thankful for his many contributions and have every confidence that Justin will excel in his new role.”

“While the opportunity to become the CEO of HC-One is exceptionally exciting to me, this was nonetheless a difficult decision given my extremely rewarding experience at HCP,” said Mr. Hutchens. “I’ve been fortunate to work with a management team and Board of Directors of exceptionally high caliber, and I believe HCP’s portfolio has been repositioned to achieve great success. I’m proud of my contributions and remain highly confident in HCP’s growth prospects moving forward.”

About HCP

HCP, Inc. is a fully integrated real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States. HCP owns a large-scale portfolio diversified across multiple sectors, led by senior housing, life science and medical office. Recognized as a global leader in sustainability, HCP has been a publicly-traded company since 1985 and was the first healthcare REIT selected to the S&P 500 index. For more information regarding HCP, visit www.hcpi.com.

Forward-Looking Statements

Statements in this release that are not historical factual statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements relating to the resignation of Justin Hutchens and the search for a Chief Investment Officer. All forward-looking statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors — many of which are out of our and our management’s control and difficult to forecast — that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the possibility that HCP and Mr. Hutchens agree to a different effective resignation date or a change in his responsibilities. You should not place undue reliance on any forward-looking statements. We assume no, and hereby disclaim any, obligation to update any forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact

Andrew Johns

Vice President – Finance and Investor Relations

(949) 407-0400